UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 12, 2008 (June 9, 2008)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

                        Effective June 9, 2008, Spectrum Brands, Inc. (the “Company”) entered into the following agreements: (1) the Restricted Stock Award Agreement with Kent J. Hussey, the Company’s Chief Executive Officer (the “Hussey Award”); (2) a letter agreement with John A. Heil, the Company’s President - Global Pet Supplies (the “Heil Agreement”); and (3) individual Retention Agreements with Anthony L. Genito, the Company’s Executive Vice President and Chief Financial Officer, David R. Lumley, the Company’s President - Global Batteries & Personal Care, and Amy J. Yoder, the Company’s President - Home & Garden (each a “Retention Agreement,” and collectively, the “Retention Agreements”).

In addition, effective June 9, 2008, the Company amended the following agreements: (4) the Employment Agreement by and between the Company and Kent J. Hussey, dated April 1, 2005 and amended June 29, 2007 (the “Second Hussey Amendment”); and (5) the Employment Agreement, dated March 27, 2007, by and between the Company and Amy J. Yoder (the “Yoder Amendment”).

The Hussey Award

The Company has granted Mr. Hussey 100,000 shares of the Company’s common stock, par value $.01 per share, subject to certain restrictions with 50% of the shares vesting on the first and second anniversaries of the effective date of the grant.  The restrictions will lapse immediately if Mr. Hussey’s employment with the Company (or its subsidiaries or affiliates) is terminated by the Company without “Cause” (as defined in Mr. Hussey’s employment agreement or severance agreement) or in the event of Mr. Hussey’s death or “disability” (as defined in the Company’s disability policy), or upon a “Change in Control” of the Company (as defined in The 2004 Rayovac Incentive Plan).  Mr. Hussey will forfeit all shares subject to restrictions that have not lapsed in the event that Mr. Hussey’s employment with the Company (or its subsidiaries or affiliates) is terminated for any reason other than without Cause, death, Disability, or termination as a result of Constructive Termination (as defined in Mr. Hussey’s employment agreement).  The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may, in its sole discretion, accelerate the expiration of any restriction period, waive any restrictions or waive any forfeiture of shares under this award.

The Heil Agreement

In recognition of Mr. Heil’s past and continued services, and in connection with Mr. Heil’s termination arising from the Company’s sale of its Global Pet Business, the Compensation Committee has approved the Heil Agreement.  Under the terms of the Heil Agreement, Mr. Heil will receive a cash payment of $337,500 (less such amounts the Company is required to withhold under applicable law) no later than thirty (30) days after the closing of the sale of the Company’s global pet supply and aquatic business.  In addition, all restrictions remaining on shares issued to Mr. Heil under the  restricted stock award agreements between the Company and Mr. Heil (dated April 1, 2005 in the amount of 25,000 shares and February 1, 2006 in the amount of 18,000 shares) shall lapse immediately before Mr. Heil’s termination.

Retention Agreements

In order to incentivize the continued service of Messrs. Genito and Lumley and Ms. Yoder (each an “Executive,” and collectively the “Executives”), the Board of Directors of the Company has authorized the grant of a retention incentive.  The Retention Agreements are subject to the terms of the Executives’ respective employment agreements.  The term of each Retention Agreement runs through and includes December 31, 2009.  Each Retention Agreements reserves the Company’s rights to terminate an Executive’s employment at any time, and the Executives have the right to terminate their employment with the Company at any time.

Under the Retention Agreements, Messrs. Genito and Lumley and Ms. Yoder will receive cash payments in an amount equal to $562,500,  $787,500  and  $600,000 respectively (each a “Retention Incentive,” and collectively the “Retention Incentives”).  If an Executive is employed by the Company on December 31, 2008, he/she will receive 50% of his/her Retention Incentive on the Company’s first payroll following December 31, 2008 (less deductions required by law).  If the Executive is employed by the Company on December 31, 2009, he/she will receive 50% of his/her Retention Incentive on the Company’s first payroll following December 31, 2009 (less deductions required by law).  If, before December 31, 2009, there is a “Change in Control” (as defined in each Executive’s employment agreement) any portion of the Retention Incentive not yet paid will be paid upon the Change in Control.

In the event an Executive terminates his/her employment for “Good Reason” (as defined in each Executive’s employment agreement) or in the event the Company terminates an Executive without “Cause” (as defined in each Executive’s employment agreement), the Executive shall be paid the Retention Incentive that would have been paid to Executive but for the early termination of Executive’s employment.  If the Executive voluntarily ends his/her employment without Good Reason or his employment is terminated by the Company for Cause before December 31, 2009, the Executive will forfeit any and all unpaid Retention Incentive payments.

The Second Hussey Amendment

The Second Hussey Amendment modifies the Amended and Restated Employment Agreement, dated April 1, 2005, by and between the Company and Mr. Hussey, as amended on June 29, 2007 (the “Hussey Employment Agreement”).  The Second Hussey Amendment provides as follows:

•	Mr. Hussey’s “Base Salary” (as defined in the Hussey Employment Agreement) is increased from $750,000 to $825,000, effective June 1, 2008;
•
the target upon which Mr. Hussey’s “Bonus” (as defined in the Hussey Employment Agreement) is based is increased from 100% to 125%  of Mr. Hussey’s annual base salary, effective with the bonus payable to Mr. Hussey for the Company’s 2008 fiscal year; and

•
the target upon which Mr. Hussey’s long-term incentive award is based is increased from 150% to 175% of Mr. Hussey’s annual base salary, effective with the long-term incentive award payable to Mr. Hussey for the Company’s 2009 fiscal year.

The Second Hussey Amendment also contemplates the execution of the Hussey Award, as described above.

The Yoder Amendment

The Yoder Amendment modifies the Employment Agreement, dated March 27, 2007, by and between the Company and Ms. Yoder (the “Yoder Employment Agreement”).  The Yoder Amendment provides that the target upon which Ms. Yoder’s “Bonus” (as defined in the Yoder Employment Agreement) is based is increased from 75% to 100% of Ms. Yoder’s annual base salary, effective with the bonus payable to Ms. Yoder for the Company’s 2008 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2008	SPECTRUM BRANDS, INC.

	By:		/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer